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                                                                    Exhibit 10.6




               PANDEY CONFIDENTIALITY AND NONCOMPETITION AGREEMENT



          THIS CONFIDENTIALITY AND NONCOMPETITION AGREEMENT (this "Agreement") is entered into as of November 6, 2000, by and between Transcender LLC ("Transcender" and, together with its present and future affiliates, and subsidiaries, the "Company"), and Aneel M. Pandey (the "Employee").

          WHEREAS, Transcender has entered into an Asset Purchase Agreement, dated as of November 6, 2000 by and among Transcender, Transcender Corporation and certain persons named therein (the "Purchase Agreement");

          WHEREAS, the execution and delivery of this Agreement by the Employee to the Company is a condition to Transcender's obligation to consummate the transactions contemplated by the Purchase Agreement;

          WHEREAS, in connection with the transactions that are contemplated by the Purchase Agreement, the Company desires to employ the Employee and the Employee has indicated his willingness to provide his services to the Company;

          WHEREAS, the Company, as a condition of employment of the Employee, desires to obtain certain restrictive covenants from the Employee, as described below, and the Employee is willing to agree to such restrictive covenants in consideration of such employment.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

          1. NO COMPETING EMPLOYMENT. The Employee acknowledges that the agreements and covenants contained in this Agreement are essential to protect the value of the Company's business and assets and by his employment with the Company, the Employee has obtained and will obtain knowledge, contacts, know-how, training and experience and there is a substantial probability that such knowledge, know-how, contacts, training and experience could be used to the substantial advantage of a competitor of the Company and to the Company's substantial detriment. Therefore, the Employee agrees that for the period commencing on the date of this Agreement and ending on the later of (i) the fifth anniversary of the Closing Date (as such term is defined in the Purchase Agreement and (ii) the third anniversary of the termination of the Employee's employment with the Company for any reason (such period is hereinafter referred to as the "Restricted Period") with respect to any state or country in which the Company is engaged in business during the course of the Employee's employment term, the Employee shall not participate or engage, directly or indirectly, for himself or on behalf of or in conjunction with any person, partnership, corporation or other entity, whether as an employee, agent, officer, director, shareholder, partner, joint venturer, investor or otherwise, in any business which competes with or resembles the Company; provided, however, that the foregoing shall not


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prohibit the ownership by the Employee of equity securities of a public company in any amount not to exceed 5% of the issued and outstanding shares of such company.

          2. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. The Employee, except in connection with his employment hereunder, shall not disclose to any person or entity or use, either during the course of his employment or at any time thereafter, any information not in the public domain or generally known in the industry and which is known only to the Company and those employees or other agents to whom it has been confided, in any form, acquired by the Employee while employed by the Company or any predecessor to the Company's business or, if acquired following the Employment Term, such information which, to the Employee's knowledge, has been acquired, directly or indirectly, from any person or entity owing a duty of confidentiality to the Company, relating to the Company, including but not limited to information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know how, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of the Company's products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of confidential and/or proprietary information, written or unwritten, which is or was used in the business of the Company but excluding that information, knowledge and other intellectual property developed by the Employee related to phonorecords and documentaries about the Apollo missions to the moon (the "Pandey Information") (the foregoing, excluding the Pandey Information, "Confidential Information"). Notwithstanding the foregoing, Confidential Information shall not include (i) any information that the Employee is required to disclose to, or by, any governmental or judicial authority; provided, however, if the Employee should be required in the course of judicial or other governmental proceedings to disclose any Confidential Information, the Employee shall give the Company prompt written notice thereof so that Company may seek an appropriate protective order and/or waive in writing compliance with the confidentiality provisions of this Agreement, (ii) any information that is or becomes generally available to the public other than as a result of a disclosure by the receiving party; or (iii) any information that becomes available to the receiving party on a nonconfidential basis from a source other than the delivering party (or an agent thereof) which is not prohibited from disclosing such information to the receiving party by a legal, contractual or fiduciary obligation to the delivering party. If, in the absence of a protective order or the receipt of a waiver by the Company, the Employee is compelled to disclose Confidential Information to, or pursuant to the requirements of, a court or other governmental authority, the Employee may disclose such Confidential Information to such court or other governmental authority without liability to the Company or any other person or entity not a party to this Agreement. The Employee herby agrees to protect all documents, records, tapes and other media in which Confidential Information is contained (the "Confidential Documents"). The Employee acknowledges that such Confidential Documents are and remain the sole and exclusive property of the Company. The Employee will not copy any Confidential Documents or remove any Confidential Documents, or copies thereof, from the Company premises, except as required by the normal and proper course of his duties for the Company. The Employee agrees to return to the Company promptly upon the termination of his employment, or at any other time when


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requested by the Company, any and all property of the Company, including, but not limited to, all Confidential Documents and copies thereof in his possession or control.

          Notwithstanding anything to the contrary herein, nothing in this Agreement shall be construed to prevent Employee from using his general skills and knowledge and any skills and/or knowledge developed and/or refined during his employment with the Company as an information technology professional unless the use of that skill or knowledge would result in a breach of this Agreement or the Employment Agreement between the Employee and Transcender.

          3. NO INTERFERENCE. During the Restricted Period, the Employee shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company), directly or indirectly solicit, endeavor to entice away from the Company, or otherwise directly interfere with the relationship of the Company with (collectively, "Solicit") any person who, to the knowledge of the Employee, is employed by or otherwise engaged to perform services for the Company.
During the Restricted Period, the Employee shall not Solicit any person who is, or was within the then most recent twelve-month period, a customer or client of the Company or its predecessors for purposes of competing with the Company.

          4. DISCLOSURE OF INTELLECTUAL PROPERTY AND ASSIGNMENT OF RIGHTS. The Employee hereby sells, transfers and assigns to the Company or to any person or entity designated by the Company all of the entire right, title and interest of the Employee in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Employee, solely or jointly, during his employment by the Company which relate to methods, apparatus, designs, products, processes or devices, sold, leased, used or under consideration or development by the Company, or which otherwise relate to or pertain to the business, functions or operations of the Company or which arise from the efforts of the Employee during the course of his employment for the Company. The Employee shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and the Employee shall, at the Company's cost and expense, execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be necessary or required of the Employee to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereof. Any patentable invention relating to the business of the Company and disclosed by the Employee within one year following the termination of his employment with the Company, excluding the Pandey Information, shall be deemed to fall within the provisions of this Agreement unless proved to have been first conceived and made following such termination.

          5. INJUNCTIVE RELIEF. Without intending to limit the remedies available to the Company, the Employee acknowledges that a breach of any of the covenants contained in this Agreement may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it may not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to seek a temporary restraining order and/or a preliminary injunction without the necessity of


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proving irreparable harm as a result of such breach or threatened breach (and to a permanent injunction if the Company is able to prove actual damages), restraining the Employee from engaging in activities prohibited by this Agreement or such other relief as may be required specifically to enforce any of the covenants in this Agreement.

          6. EXTENSION OF RESTRICTED PERIOD. In addition to the remedies the Company may seek and obtain pursuant to this Agreement, the Company may seek to extend the Restricted Period by any and all periods during which the Employee shall be found by a court to have been in violation of the covenants contained in this Agreement.

          7. REPRESENTATIONS AND WARRANTIES OF THE EMPLOYEE. The Employee represents and warrants to the Company as follows:

          (a) This Agreement, upon execution and delivery by the Employee, will be duly executed and delivered by the Employee and (assuming due execution and delivery hereof by the Company) will be the valid and binding obligation of the Employee enforceable against the Employee in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor the performance of this Agreement in accordance with its terms and conditions by the Employee (i) requires the approval or consent of any governmental body or of any other person or (ii) conflicts with or results in any breach or violation of, or constitutes (or with notice or lapse of time or both would constitute) a default under, any agreement, instrument, judgment, decree, order, statute, rule, permit or governmental regulation applicable to the Employee. Without limiting the generality of the foregoing, the Employee is not a party to any non-competition, non-solicitation, no hire or similar agreement that restricts in any way the Employee's ability to engage in any business or to solicit or hire the employees of any person other than the Employee's existing written agreements with Transcender Corporation which have been disclosed to the Company in the Schedules to the Purchase Agreement.

          (c) The representations and warranties of the Employee contained in this Section 7 shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          8. SURVIVAL. This Agreement shall continue in effect after the termination of the Employee's employment, regardless of the reason for termination, and shall be binding upon the Employee's heirs, executors, administrators, representatives and assigns.

          9. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect, PROVIDED, that the Company may assign its rights hereunder to an affiliate, PROVIDED FURTHER, that no such assignment shall reduce or otherwise vitiate any of the obligations of the Company hereunder. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.


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          10. AMENDMENTS; WAIVERS. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

          11. SEVERABILITY AND GOVERNING LAW. The Employee acknowledges and agrees that the covenants set forth in this Agreement are reasonable and valid in geographical and temporal scope and in all other respects. If any of such covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision hereof shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof. THIS AGREEMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF TENNESSEE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. THE PARTIES HERETO IRREVOCABLY ELECT AS THE SOLE JUDICIAL FORUM FOR THE ADJUDICATION OF ANY MATTERS ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, AND CONSENT TO THE JURISDICTION OF, THE COURTS OF THE STATE OF TENNESSEE LOCATED IN NASHVILLE, TENNESSEE.

          12. NOTICES.

          (a) All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the U.S. Postal Service or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

          (i) if to the Employee, at 242 Louise Avenue, Nashville, TN 37203, or at such other address as the Employee may have furnished the Company in writing,

          (ii) if to the Company, to Information Holdings, Inc., 2777 Summer Street, Suite 209, Stamford, CT 06905, marked for the attention of the Board of Directors, or at such other address as it may have furnished in writing to the Employee.

          13. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.


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          14. ENTIRE AGREEMENT. This Agreement and any employment agreement between the Company and the Employee constitute the entire understanding and agreement of the parties hereto regarding the employment of the Employee. This Agreement and any such employment agreement supersede all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement.

          15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

                                      * * *


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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.





                                        TRANSCENDER LLC




                                        By: /s/ MASON SLAINE
                                            -------------------------------
                                            Name:  Mason Slaine
                                            Title:  CEO




                                        /s/ ANEEL M. PANDEY
                                        ------------------------------------
                                        Aneel M. Pandey



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